Exhibit (c) 1

                    PENNSYLVANIA PUBLIC UTILITY COMMISSION
                       HARRISBURG, PENNSYLVANIA 17105-3265

JOINT APPLICATION FOR APPROVAL OF THE MERGER       PUBLIC MEETING
OF GPU, INC. WITH FIRSTENERGY CORP.                JUNE 14, 2001
                                                   MAY-2001-OSA-0197
                                                   DOCKET NOS. A-110300F0095
                                                               A-110400F0040
                                                               Revised

PETITIONS OF METROPOLITAN EDISON COMPANY AND       DOCKET NOS. P-00001860
PENNSYLVANIA ELECTRIC COMPANY, AS SUPPLEMENTED,                P-00001861
FOR RELIEF UNDER THEIR APPROVED RESTRUCTURING
PLAN AND THE ELECTRICITY GENERATION CUSTOMER
CHOICE AND COMPETITION ACT


                   MOTION OF VICE CHAIRMAN ROBERT K. BLOOM

This matter comes before the Commission as Petitions filed by the Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec), as supplemented, requesting expedited authorization to implement an Interim Deferral Tracking Mechanism for their Provider of Last Resort (PLR) Generation Service. Administrative Law Judge Larry Gesoff recommended approval of the Petition and recommended that Met-Ed and Penelec be permitted to adjust their existing generation rates to collect additional annual revenues. Numerous Exceptions and Reply Exceptions have been filed.

By a Motion offered by Commissioner Terrance Fitzpatrick at Public Meeting of May 24, 2001, the Commission ruled that this proceeding be held in abeyance to afford the parties an opportunity to attempt to resolve this matter in a Commission facilitated collaborative. The Commission also stated its intention to decide this matter no later than the Public Meeting of July 13, 2001, whether or not the collaborative was successful. While the collaborative was unsuccessful in deriving a consensus resolution of this matter, the parties to the proceeding continued to negotiate and on June 11, 2001, submitted a Settlement Stipulation (Settlement) representing a comprehensive resolution. While the Settlement does not represent a consensus resolution of all the parties, it is supported by Met-Ed, Penelec, FirstEnergy Corporation (FirstEnergy), the Office of Consumer Advocate, the Office of Small Business Advocate, the Citizen's for Pennsylvania's Future, Met-Ed Industrial Users Group, Penelec Industrial Customer Alliance, the International Brotherhood of Electrical Workers, Local Union Nos. 459 and 777 and the Utility Workers Union of America, Local Union No. 180.

I recommend that the Commission approve the Settlement submitted by the signatory parties without modification. Adoption of the Settlement is in the public interest for several reasons. First and foremost, it preserves the existing generation rate caps through 2010. The Settlement raises existing shopping credits thereby enabling customers to have a greater opportunity of finding alternative suppliers of generation. Customers will benefit from the extension of the distribution rate caps for an additional three years beyond the dates in Met-Ed and Penelec's respective restructuring settlements. The Settlement also increases company support of renewable energy projects, provides additional funding to the sustainable energy funds and provides for the development and implementation of a Demand Side Response program that is hoped will assist the companies in easing their PLR obligations.

Finally, the Settlement will permit Met-Ed and Penelec to defer, for ratemaking and accounting purposes, the difference between their charges for PLR service and their actual cost of supply beginning January 1, 2001. In the event that the merger with FirstEnergy is not consummated, the Settlement provides for a write-off of the deferrals from January 1, 2001 through May 31, 2001, and a re-opening of the PLR proceedings.

THEREFORE, I MOVE THAT:

1. Adoption of the Settlement Stipulation is in the public interest and therefore it is approved without modifications.

2. The deferral accounting and subsequent recovery mechanism proposed in the Settlement Stipulation is approved.

3. The Recommended Decision of Administrative Law Judge Larry Gesoff is adopted, as modified by the Settlement Stipulation.

4. The Exceptions and Reply Exceptions of the parties are granted in part and denied in part consistent with this Motion.

5. The Office of Special Assistants and the Law Bureau shall prepare the appropriate Order consistent with this Motion.



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DATE                          ROBERT K. BLOOM, VICE CHAIRMAN